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                                 EXHIBIT 10.12
       EMPLOYMENT AGREEEMENT BETWEEN REGRISTRANT AND MR. JAMES L. SCHRAM,
                     PRESIDENT AND CHIEF OPERATING OFFICER

Ultratech Stepper, Inc.
3050 Zanker Road,
San Jose, CA 95134

February 26, 1996

Dear Jim:

    It is my pleasure to confirm our proforma offer of employment with Ultratech Stepper, Inc. based on the following:

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
TITLE:                          President--Chief Operating Officer
CLASSIFICATION:                 Officer and Member of the Board of Directors

SALARY:                         $300,000 per year (See Attachment A)
PAID TIME OFF:                  10 HOLIDAYS PER YEAR (See Schedule), PLUS VACATION AT THE
                                RATE, OF 2.31 HOURS PER WEEK FOR THE 1ST YEAR. Ultratech
                                Stepper also observes a mandatory shutdown twice a year (See
                                Schedule) equal to no more than 10 days.
STOCK OPTIONS:                  SHARES. As part of your terms of employment, you would be
                                eligible to receive Ultratech Stepper, Inc. stock options as granted to all employees. Your grant of stock options is
                                subject to approval by the Compensation Committee of the
                                Ultratech Stepper, Inc. Board of Directors. The price of
                                your options will be the closing price on the day your
                                options are approved by the Compensation Committee. (See
                                Attachment A).

START DATE:                     March 5, 1996

REPORT TO:                      Arthur W. Zafiropoulo

DEPARTMENT:                     970
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Mr. James L. Schram
February 26, 1996
Page 2

    This offer of employment is contingent upon your taking a pre-employment physical and drug screening test, which will be scheduled.

    Please understand that this offer does not constitute a GUARANTEE of continued employment for any particular period, and your relationship with Ultratech Stepper, Inc. is an "at will" relationship and is subject to termination by either party at any time, for any reason, with or without cause. Only the President of Ultratech Stepper, Inc. has the authority to alter the "at will" nature of your employment status, and any such change in status may be effected only by an express written employment contract signed by the President of Ultratech Stepper, Inc.

    Your acceptance of this offer with Ultratech Stepper, Inc. is contingent upon your agreement that any future disputes with Ultratech Stepper, Inc. regarding the termination of your employment will be resolved solely and exclusively in accordance with the enclosed arbitration procedure. By accepting this offer, you are agreeing that any decision issued by an arbitrator pursuant to the referenced procedure will be final and binding upon Ultratech Stepper, Inc. and you.

    Finally, your employment with Ultratech Stepper, Inc. is contingent upon your execution of the enclosed Employee Proprietary Information and Inventions Agreement. Please complete this form and return it to the office of the President with your signed acceptance copy of this letter.

    Human Resources Department will contact you to arrange your orientation. During orientation, Ultratech Stepper, Inc. comprehensive benefits will be explained to you. The following forms should be filled out and signed:

    - ULTRATECH STEPPER, INC. EMPLOYMENT APPLICATION (AVOID "SEE RESUME")

    - TARGETED JOBS TAX CREDIT FORM

    - FORM TO COLLECT DATA ABOUT DEPENDENTS (I.E., SOCIAL SECURITY NUMBER, BIRTHDAY, ETC.)

    - W-4 TAX WITHHOLDING FORM

    - "EMPLOYMENT ELIGIBILITY VERIFICATION (FORM I-9)". FILL OUT AND SIGN
      SECTION 1. BRING WITH YOU TO THE ORIENTATION THE APPROPRIATE DOCUMENTS SHOWN IN SECTION 2 -- EITHER ONE DOCUMENT FROM LIST A OR ONE DOCUMENT FROM LIST B AND ONE DOCUMENT FROM LIST C.

    - PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT.

    - MANDATORY ARBITRATION POLICY (FOR YOUR INFORMATION).

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
SALARY                          $300,000/YEAR

In the event of involuntary termination, the full balance of salary for the first year will be paid.

EXECUTIVE COMPENSATION          60% BASED ON ULTRATECH STEPPER PROGRAM (ENCLOSED), OR
                                $100,000 WHICHEVER IS GREATER.

In the event of involuntary termination after six months, and not after 12 months of employment, $100,000 in cash will also be provided.

STOCK OPTIONS                   200,000 SHARES UPON HIRING with pricing at the market value at the time which options are approved by the Compensation
                                Committee.

                                AN ADDITIONAL 100,000 SHARES after the first year anniversary.

/s/ ARTHUR W. ZAFIROPOULO       /s/ JAMES L. SCHRAM
-----------------------------   ------------------------------------
Presented By:                   ACCEPTED BY:
ARTHUR W. ZAFIROPOULO           JAMES L. SCHRAM
PRESIDENT & CEO

DATE: February 26, 1996         DATE: February 27, 1996
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